Exhibit 99.1
Insulet Reports First Quarter 2024 Revenue Increase of 23%
Year-Over-Year

Raising Full Year Revenue and Operating Margin Guidance

ACTON, Mass. - May 9, 2024 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced financial results for the three months ended March 31, 2024.

First Quarter Financial Highlights:

•First quarter 2024 revenue of $441.7 million, up 23.3%, or 22.8% in constant currency1, compared to $358.1 million in the prior year, exceeds the guidance range of 17% to 20% in constant currency due to revenue outperformance for all product lines
◦Total Omnipod revenue of $433.0 million, an increase of 21.1%, or 20.5% in constant currency
▪U.S. Omnipod revenue of $317.7 million, an increase of 22.7%
▪International Omnipod revenue of $115.3 million, an increase of 16.9%, or 14.8% in constant currency
◦Drug Delivery revenue of $8.7 million
•Gross margin of 69.5%, up 230 basis points, compared to gross margin of 67.2% in the prior year and up 460 basis points compared to adjusted gross margin1 of 64.9% in the prior year, which excludes income of $8.0 million associated with the voluntary medical device correction (MDC) notices issued in 2022
•Operating income of $56.9 million, or 12.9% of revenue, up 520 basis points, compared to operating income of $27.7 million, or 7.7% of revenue, in the prior year and up 740 basis points compared to adjusted operating margin in the prior year. Adjusted operating income of $19.7 million, or 5.5% of revenue, in the prior year excludes income of $8.0 million noted above
•Net income of $51.5 million, or $0.73 per diluted share, compared to net income of $23.8 million, or $0.34 per diluted share, in the prior year. Adjusted net income1 of $15.8 million, or $0.23 per diluted share, in the prior year excludes income of $8.0 million noted above
•Adjusted EBITDA1 of $89.2 million, or 20.2% of revenue, up 660 basis points, compared to $48.8 million, or 13.6% of revenue, in the prior year

Recent Strategic Highlights:

•Launched U.S. limited market release of Omnipod 5 integrated with Dexcom's G7 sensor
•Launched European limited market releases of Omnipod 5 with “sensor of choice”
◦Omnipod 5 integrated with Abbott’s Freestyle Libre 2 Plus sensor in the U.K. and Netherlands
◦Omnipod 5 integrated with Dexcom's G6 sensor in the Netherlands (also available in the U.K. and Germany)
•Last participant completed the Company’s Omnipod 5 type 2 pivotal trial
•Completed participant enrollment in the Company’s RADIANT Study (Omnipod 5 with Libre 2 randomized controlled trial)
1 See description of non-GAAP financial measures contained in this release.

•Presented data at the ATTD International Conference from the Company’s first randomized controlled trial showing improved glycemic and patient-reported outcomes in type 1 diabetes with Omnipod 52. Also presented real-world evidence demonstrating Omnipod 5’s effectiveness based on use in a large, diverse real-world population of more than 100,000 people with type 1 diabetes
•Advanced sustainability across the Company, as detailed in Insulet's 2023 Sustainability Report3

“We are pleased with our strong first quarter results, which underscore the strength of our advanced technology platform and deep competitive advantages,” said Jim Hollingshead, President and Chief Executive Officer. “During the quarter, we achieved strong new customer starts and gained market share globally, and expanded access to Omnipod 5 through our commercial launches with Dexcom’s G7 in the U.S. and with sensor of choice - Abbott’s Freestyle Libre 2 Plus and G6 - in two European countries. As a result of our momentum, upcoming catalysts and operational execution, we have increased both our revenue and operating margin outlook for the year. Insulet is well positioned to drive continued profitable growth while delivering on our mission to improve the lives of people with diabetes.”

2024 Outlook:

Revenue Guidance (in constant currency):

•For the year ending December 31, 2024, the Company is raising its expected revenue growth to a range of 14% to 18% (previously 12% to 17%). Revenue growth ranges by product line are:
◦Total Omnipod of 15% to 19% (previously 13% to 18%)
▪U.S. Omnipod of 17% to 21% (previously 16% to 21%)
▪International Omnipod of 12% to 15% (previously 7% to 10%)
◦Drug Delivery of (60)% to (50)% (unchanged)

•For the quarter ending June 30, 2024, the Company expects revenue growth of 15% to 18%. Revenue growth ranges by product line are:
◦Total Omnipod of 18% to 21%
▪U.S. Omnipod of 21% to 24%
▪International Omnipod of 12% to 15%
◦Drug Delivery of (75)% to (70)% (approximately $4 million to $5 million)

Gross Margin and Operating Margin Guidance:

For the year ending December 31, 2024, the Company is reaffirming its expected gross margin of 68% to 69%, closer to the mid-point of the range.

For the year ending December 31, 2024, the Company is raising its expected operating margin to approximately 13.5% (previously approximately 13%).

2 https://investors.insulet.com/news/news-details/2024/Insulets-Randomized-Controlled-Trial-OP5-003-Demonstrates- Omnipod-5-Automated-Insulin-Delivery-System-is-Superior-to-Pump-Therapy/default.aspx.
3 Insulet’s 2023 Sustainability Report can be found at: 2023 Sustainability Report.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on May 9, 2024 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The live call may also be accessed by dialing (888) 770-7129 for domestic callers or (929) 203-2109 for international callers, passcode 5904836.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod 5 Automated Insulin Delivery System, is a tubeless automated insulin delivery system, integrated with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be fully controlled by a compatible personal smartphone or the Omnipod 5 Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: insulet.com and omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

•Adjusted gross margin, adjusted gross margin as a percentage of revenue, adjusted operating income, adjusted operating income as a percentage of revenue, adjusted net income, and adjusted diluted earnings per share exclude the impact of certain significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable.

•Adjusted EBITDA, which represents net income plus net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense and other significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable, and adjusted EBITDA as a percentage of revenue.

Insulet presents the above non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s performance, and the Company believes they are helpful to investors and other interested parties as measures of comparative performance from period to period. They also are commonly used measures in determining business value, and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials and the approval of products by regulatory bodies. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to our dependence on a principal product platform; the impact of competitive products, technological change and product innovation; our ability to maintain an effective sales force and expand our distribution network; our ability to maintain and grow our customer base; our ability to scale the business to support revenue growth; our ability to secure and retain adequate coverage or reimbursement from third-party payors; the impact of healthcare reform laws; our ability to design, develop, manufacture and commercialize future products; unfavorable results of clinical studies, including issues with third parties conducting any studies, or future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable; our ability to protect intellectual property and other proprietary rights; potential conflicts with the intellectual property of third parties; our inability to maintain or enter into new license or other agreements with respect to continuous glucose monitors, data management systems or other rights necessary to sell our current product and/or commercialize future products; worldwide macroeconomic and geopolitical uncertainty as well as risks associated with public health crises and pandemics, including government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, our customers, suppliers, and employees; international business risks, including regulatory, commercial and logistics risks; the potential violation of anti-bribery/anti-corruption laws; the concentration of manufacturing operations and storage of inventory in a limited number of locations; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers or other manufacturing issues; challenges to the future development of our non-insulin drug delivery product line; failure of our contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations; extensive government regulation applicable to medical devices as well as complex and evolving privacy and data protection laws; adverse regulatory or legal actions relating to current or future Omnipod products; potential adverse impacts resulting from a recall, discovery of serious safety issues, or product liability lawsuits relating to off-label use; breaches or failures of our product or information technology systems, including by cyberattack; loss of employees or inability to identify and recruit new employees; risks associated with potential future acquisitions or investments in new businesses; ability to generate sufficient cash to service our indebtedness or raise additional funds on acceptable terms or at all; the volatility of the trading price of our common stock; risks related to the conversion of outstanding Convertible Senior Notes; and potential limitations on our ability to use our net operating loss carryforwards.

For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2024 Insulet Corporation. Omnipod is a registered trademark of Insulet Corporation. All rights reserved. All other trademarks are the property of their respective owners. The use of third-party trademarks does not constitute an endorsement or imply a relationship or other affiliation.

Investor Relations:

Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Media:

Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended March 31,
(dollars in millions, except per share data)	2024	2023
Revenue	$441.7	$358.1
Cost of revenue	134.9	117.6
Gross profit	306.8	240.5
Research and development expenses	50.2	50.1
Selling, general and administrative expenses	199.7	162.7
Operating income	56.9	27.7
Interest expense, net	(1.3)	(2.9)
Other expense, net	(0.7)	(0.2)
Income before income taxes	54.9	24.6
Income tax expense	(3.4)	(0.8)
Net income	$51.5	$23.8

Earnings per share:
Basic	$0.74	$0.34
Diluted	$0.73	$0.34
Weighted-average number of common shares outstanding (in thousands):
Basic	69,957	69,583
Diluted	73,741	70,096

RECONCILIATION OF DILUTED NET INCOME (UNAUDITED)

	Three Months Ended March 31,
(in millions, except share and per share data)	2024	2023
Net income	$51.5	$23.8
Add back interest expense, net of tax attributable to assumed conversion of convertible senior notes	2.6	—
Net income, diluted	$54.1	$23.8

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$751.2	$704.2
Accounts receivable, net	320.5	359.7
Inventories	430.6	402.6
Prepaid expenses and other current assets	116.1	116.4
Total current assets	1,618.4	1,582.9
Property, plant and equipment, net	667.7	664.9
Goodwill and other intangible assets, net	150.2	150.4
Other assets	187.7	190.0
Total assets	$2,624.0	$2,588.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$75.9	$19.2
Accrued expenses and other current liabilities	317.6	382.6
Current portion of long-term debt	38.9	49.4
Total current liabilities	432.4	451.2
Long-term debt, net	1,362.6	1,366.4
Other liabilities	38.3	37.9
Total liabilities	1,833.3	1,855.5
Stockholders’ equity	790.7	732.7
Total liabilities and stockholders’ equity	$2,624.0	$2,588.2

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended March 31,
(dollars in millions)	2024	2023	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$317.7	$259.0	22.7%	—%	22.7%
International Omnipod	115.3	98.6	16.9%	2.1%	14.8%
Total Omnipod	433.0	357.6	21.1%	0.6%	20.5%
Drug Delivery	8.7	0.5	1,640.0%	—%	1,640.0%
Total	$441.7	$358.1	23.3%	0.5%	22.8%

ADJUSTED GROSS MARGIN, OPERATING MARGIN, NET INCOME, DILUTED EPS

	Three Months Ended March 31, 2023
(dollars in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Net Income(2)	Diluted Earnings per Share
GAAP	$240.5	67.2%	$27.7	7.7%	$23.8	$0.34
Voluntary medical device correction(1)	(8.0)		(8.0)		(8.0)	(0.11)
Non-GAAP	$232.5	64.9%	$19.7	5.5%	$15.8	$0.23

ADJUSTED EBITDA

	Three Months Ended March 31,
(dollars in millions)	2024	Percent of Revenue	2023	Percent of Revenue
Net income	$51.5	11.7%	$23.8	6.6%
Interest expense, net	1.3		2.9
Income tax expense	3.4		0.8
Depreciation and amortization	18.8		17.2
Stock-based compensation expense	14.2		12.1
Voluntary medical device corrections(1)	—		(8.0)
Adjusted EBITDA	$89.2	20.2%	$48.8	13.6%

(1) Represents income resulting from an adjustment to estimated costs associated with the voluntary MDC notices issued in the fourth quarter of 2022, which is included in cost of revenue.
(2) The tax effect on non-GAAP adjustments is calculated based on the applicable local statutory tax rates, including any valuation allowance.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) CONTINUED
REVENUE GUIDANCE

Year Ending December 31, 2024
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	17% - 21%	—%	17% - 21%
International Omnipod	11% - 14%	(1)%	12% - 15%
Total Omnipod	15% - 19%	—%	15% - 19%
Drug Delivery	(60)% - (50)%	—%	(60)% - (50)%
Total	14% - 18%	—%	14% - 18%

	Three Months Ended June 30, 2024
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	21% - 24%	—%	21% - 24%
International Omnipod	10% - 13%	(2)%	12% - 15%
Total Omnipod	17% - 20%	(1)%	18% - 21%
Drug Delivery	(75)% - (70)%	—%	(75)% - (70)%
Total	14% - 17%	(1)%	15% - 18%